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    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
                                                          JURISDICTION OF
COMPANY NAME                                               INCORPORATION
------------                                              ---------------
TELEX COMMUNICATIONS, INC.                                DELAWARE, U.S.
AUDIO CONSULTANTS CO., LTD.                               HONG KONG
AUDIO CONSULTANTS (MACAU) COMPANY LIMITED                 MACAU
EVI AUDIO (AUST) PTY LIMITED                              AUSTRALIA
EVI AUDIO France S.A.                                     FRANCE
EVI AUDIO GMBH                                            GERMANY
EVI AUDIO HOLDINGS (DEUTSCHLAND) GMBH                     GERMANY
EVI AUDIO (HONG KONG) LTD.                                HONG KONG
EVI AUDIO JAPAN, LTD.                                     JAPAN
KLARK TEKNIK GROUP (UK) PLC                               ENGLAND
SAGUARO ELECTRONICA, S.A. DE C.V.                         MEXICO
SHUTTLESOUND LIMITED                                      ENGLAND
TELEX COMMUNICATIONS INTERNATIONAL, LTD.                  DELAWARE, U.S.
TELEX COMMUNICATIONS, LTD.                                ONTARIO, CANADA
TELEX COMMUNICATIONS, S.A. DE C.V.                        MEXICO
TELEX COMMUNICATIONS (SEA) PTE, LTD.                      SINGAPORE
TELEX COMMUNICATIONS (UK) LTD.                            ENGLAND
TELEX HOLDINGS (UK) LTD.                                  ENGLAND
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